Computershare Trust Company of Canada
Transfer Agent for Canadian Pacific Railway Limited
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
Telephone 1-800-332-0095
514-982-7800
www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	Security Class	123
	Holder Account Number

	C1234567890	XXX

	Please print in ink. Print in CAPITAL letters inside the grey areas as shown in this example.

Proxy Form — Annual Meeting of Shareholders to be held on April 20, 2004

Notes to Proxy
1.	Every holder has the right to appoint some other person of their choice, who need not be a shareholder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). This proxy should be read in conjunction with the accompanying Notice of the Meeting and Management Proxy Circular.

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form. If you are voting on behalf of a corporation or another individual we may require documentation evidencing your power to sign the proxy with signing capacity stated.

3.	The form of proxy should be signed in the exact manner as the name appears on the proxy.

4.	If the form of proxy is not dated, it will be deemed to bear the date on which it is mailed to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a specification is not made in respect of any matter, this proxy will be voted as recommended by Management.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!
Voting by mail is the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.
Instead of mailing this proxy, you may choose one of the two voting methods outlined below to lodge your vote. Have this proxy in hand when you call.
Receive Documents Electronically – You can enrol to receive future securityholder communications electronically, after you vote using the Internet. If you don’t vote online, you can still enrol for this service. Follow the instructions below.

•	Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call. 1 8XX XXX-XXXX	•	Go to the following web site: www.computershare.com/ca/proxy	•	You can enrol to receive future securityholder
communications electronically, after you vote
using the Internet. If you don’t vote online,
you can still enrol by visiting
www.computershare.com – click “Investors”
and then “Electronic Shareholder Communications”.

You will need to provide your HOLDER ACCOUNT NUMBER and PROXY ACCESS NUMBER listed below.

HOLDER ACCOUNT NUMBER C1234567890           PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Proxies submitted must be received not less than 24 hours prior to the time fixed for the meeting (or any adjournment thereof) in order to be used at the meeting.

THANK YOU

MR SAM SAMPLE

This Form of Proxy is solicited by and on behalf of Management.

Appointment of Proxy
I/We being holder(s) of Common Shares of Canadian Pacific Railway Limited hereby appoint: Robert J. Ritchie, or failing him Fred J. Green, or failing him Michael T. Waites	OR	Print the name of the person you are appointing if this person is someone other than the named appointees as my/our proxy with full power of substitution and to vote in accordance with the following directions (or if no directions have been given, as the proxy sees fit) and to vote as the proxy sees fit on amendments to such matters and on all other matters that may come before the Annual Meeting of Shareholders of Canadian Pacific Railway Limited to be held in Calgary, Alberta, on Tuesday, April 20, 2004, at 9:00 a.m. (Mountain Time) and at any adjournment or postponement thereof.

1. Election of Directors
The proposed nominees named in the accompanying Management Proxy Circular are:
01. Stephen E. Bachand, 02. John E. Cleghorn, 03. Tim W. Faithfull, 04. Jacques Lamarre, 05. James E. Newall, 06. Dr. James R. Nininger,
07. Madeleine Paquin, 08. Michael E.J. Phelps, 09. Roger Phillips, 10. Robert J. Ritchie, 11. Michael W. Wright

FOR all nominees listed above
FOR all nominees listed above (except for nominees listed to the right from whom I withhold my vote)	Please specify the number of the individual(s):
WITHHOLD vote for all nominees

2. Appointment of Auditors

For Withhold
Appointment of PricewaterhouseCoopers LLP as Auditors

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any Proxy previously given with respect to the Meeting. If no voting preferences are indicated above, this Proxy will be voted as recommended by Management.

Interim Financial Statements Request		Annual Reports
In accordance with securities regulations, shareholders may elect annually to receive interim financial statements, if they so request. If you wish to receive such mailings, please mark your selection.
	Mark this box if you would like to receive interim financial statements by mail.	As a registered holder you will receive an annual report. If you DO NOT want to receive an annual report, please mark the box. If you do not mark the box, you will continue to receive an annual report.	Mark this box if you DO NOT want to receive the annual report by mail.

CPR posts its annual report and interim annual financial statements to its web site www.cpr.ca. You may also enrol to receive advice of the availability of these documents electronically. Please see the reverse side of this form for enrolment instructions.